UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 17, 2014

Date of Report: (Date of earliest event reported)

 Cyanotech Corporation

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	000-14602 (Commission File Number)	91-1206026 (IRS Employer Identification Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740

(Address of principal executive offices)

(808) 326-1353

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 17, 2014, all existing litigation and administrative proceedings between the Company and U.S. Nutraceuticals LLC d/b/a Valensa International and The Board of Trustees of the University of Illinois were amicably resolved. The tentative resolution was reported on a Form 10-Q/A filed November 13, 2014. In Reports covering periods beginning in Fiscal 2013 the Company had disclosed significant increases in legal expenditures as a component of general and administrative expenses due to pending litigation1 and administrative proceedings  2. The Company also stated in those prior Reports that it did not believe that the ultimate resolution of pending legal proceedings was likely to have a material adverse effect on the Company’s business, results of operations, cash flows or financial condition. All litigation and related administrative proceedings involving the Company are being, or have already been, dismissed with prejudice or otherwise effectively terminated.

Item 9.01 Financial Statements and Exhibits.

99.1                          News release dated December 19, 2014 and headed:  “Cyanotech Reports Litigation Resolved.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH CORPORATION

Dated: December 19, 2014	/s/ Jolé Deal
	By:	Jolé Deal
Vice President – Finance and
Administration, Chief Financial
Officer, Treasurer and Secretary

1 See: U.S. District Court for the Middle District of Florida, Case No. 5:12-cv-366 and Case No. 5:12-cv-266, the public files for which are available at www.pacer.gov by referencing the Middle District of Florida and the specific Case No. 5:12 CV 366 and Case No. 5:12 CV 266; access is subject to government charges for access.

2 See: PTAB public files for this IPR at httpx://ptabtrials.uspto.gov/ by entering “5527533” in the block for “Patent Number” and then clicking “Search.”

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News release dated December 19, 2014 and headed: “Cyanotech Reports Litigation Resolved”